Registration No. 333------

                As filed with the Securities and Exchange
                Commission on November 20, 1996


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                 American National Bancorp, Inc.
              (Exact Name of Registrant as Specified in its Charter)
     Delaware                    52-1943817
  (State of Incorporation)                (IRS Employer Identification No.)

                    211 North Liberty Street
                   Baltimore, Maryland  21201

                 American National Bancorp, Inc.
                     1996 Stock Option Plan

                 American National Bancorp, Inc.
               1996 Recognition and Retention Plan
                                    (Full Title of the Plans)

                                  Copies to:
          A. Bruce Tucker                   Kenneth R. Lehman, Esquire
President and Chief Executive Officer       Edward A. Quint, Esquire
   American National Bancorp, Inc.    Luse Lehman Gorman Pomerenk & Schick
       211 North Liberty Street              A Professional Corporation
      Baltimore, Maryland  21201          5335 Wisconsin Ave., N.W., #400
             (410) 752-0400                    Washington, D.C.  20015
                                                    (202) 274-2000
       (Name, Address and Telephone
        Number of Agent for Service)


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933 check the following box.   [X]

Total Number of Pages 11.                          Exhibit Index on Page 6.

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

                 CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------
                                      Proposed     Proposed
                                      Maximum      Maximum
                       Amount to      Offering     Aggregate     Amount of
Title of Securities        be         Price Per    Offering     Registration
to be Registered       Registered     Share        Price            Fee
-----------------------------------------------------------------

Options to Purchase
Common Stock

Common Stock, par
value $.10 per
share                  218,213
                       shares (3)     $11.63(2)   $2,537,817.19   $  770.00

Common Stock, par
value $.10 per
share                  87,285
                       shares (4)     $11.63(5)   $1,015,124.55   $  308.00

     TOTAL             305,498
                       shares                     $3,552,941.74   $1,078.00
                       -------                    -------------   ---------

------------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the American National Bancorp, Inc. 1996 Stock Option Plan (the "1996 Stock Option Plan") and the American National Bancorp, Inc. 1996 Recognition and Retention Plan (the "1996 Recognition Plan"), as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of American National Bancorp, Inc. pursuant to 17 C.F.R. Section 230.416(a).
(2) Determined by the exercise price of the options pursuant to 17 C.F.R.
    Section 230.457(h)(1).
(3) Represents the number of shares currently reserved for issuance pursuant to the 1996 Stock Option Plan.
(4) Represents the number of shares currently reserved for issuance pursuant to the 1996 Recognition Plan.
(5) Determined by the fair market value of the common stock as of November 19, 1996, pursuant to 17 C.F.R. Section 230.457(h)(1)



     This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. Section 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and
Employee Plan Annual Information

     This Registration Statement relates to the registration of
(i) options to purchase up to 218,213 shares of common stock, par value $.01 per share (the "Common Stock"), of American National Bancorp, Inc. (the "Company") pursuant to the American National Bancorp, Inc. 1996 Stock Option Plan (the "1996 Stock Option Plan"), (ii) 218,213 shares of Common Stock reserved for issuance and delivery upon exercise of options under the 1996 Stock Option Plan, and (iii) 87,285 shares of Common Stock purchased in the open market by the trust established pursuant to the American National Bancorp, Inc. 1996 Recognition and Retention Plan (the "1996 Recognition Plan") to be awarded to employees and directors under such plan. Documents containing the information required by
Part 1 of the Registration Statement have or will be sent or given to participants in the 1996 Stock Option Plan and 1996 Recognition Plan, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The following documents filed or to be filed with the Commission are incorporated by reference in this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended July 31, 1996, filed with the Securities and Exchange
Commission (the "SEC") on October 31, 1996.

     (b)     The Registrant's Proxy Statement relating to the
Bank's November 21, 1996 annual meeting of stockholders filed with the SEC on November 13, 1996.

     (c)     The description of the Common Stock contained in the
Registration Statement on Form S-1 (Commission File No. 33-94540), filed by the Company under the Securities Act of 1933 with the SEC on July 13, 1995, as amended August 30, 1995, is incorporated by reference herein.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Neither the named experts or counsel referenced below have an interest in the Registrant.

     The validity of the Common Stock offered hereby has been passed upon by Luse Lehman Gorman Pomerenk & Schick, A
Professional Corporation, 5335 Wisconsin Avenue, N.W., Suite 400,
Washington, D.C.  20015, special counsel for the Registrant.

Item 6.  Indemnification of Directors and Officers

     Directors and officers of the Registrant are indemnified and held harmless against liability to the fullest extent permissible by the general corporation law of Delaware as it currently exists or as it may be amended, provided any such amendment provides broader indemnification provisions than currently exists. This indemnification applies to the directors who administer the 1996 Stock Option Plan.

     The terms of the indemnification are set forth in the Registrant's Certificate of Incorporation. The indemnification applies unless the director did not meet the standards of conduct which make it permissible under the general corporation law of Delaware for the Registrant to indemnify the director for the amount claimed, but the burden of proving such defense is on the Registrant.

     The Registrant is also permitted under the Certificate of Incorporation to maintain directors' and officers' liability insurance covering its directors and officers and has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limitations and deductibles) (i) insures officers and directors of the Registrant against loss arising from certain claims made against them by reason of their being such directors or officers; and (ii) insures the Registrant against loss which it may be required or permitted to pay as indemnification to its directors and officers for certain claims.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  List of Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

     4.1  American National Bancorp, Inc. 1996 Stock Option Plan
          (Incorporated by reference to Exhibit 10.9 of the Registrant's Annual Report on Form 10-K filed with the
          SEC on October 31, 1996).

     4.2  American National Bancorp, Inc. 1996 Recognition and
          Retention Plan (Incorporated by reference to Exhibit
          10.10 of the Registrant's Annual Report on Form 10-K filed with the SEC on October 31, 1996).

     5    Opinion of Luse Lehman Gorman Pomerenk & Schick, A
          Professional Corporation as to the legality of the Common Stock registered hereby.

     23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A
          Professional Corporation (contained in the opinion included as Exhibit 5).

     23.2 Consent of KPMG Peat Marwick LLP.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1996 Stock Option Plan or 1996
Recognition Plan; and

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PAGE

                          EXHIBIT INDEX


Exhibit Number    Description                               Page


     4.1  American National Bancorp, Inc. 1996 Stock          NA
          Option Plan. (Incorporated by reference to Exhibit 10.9 of the Registrant's Annual
          Report on Form 10-K filed with the SEC on October 31, 1996).

     4.2  American National Bancorp, Inc. 1996 Recognition
          and Retention Plan. (Incorporated by reference to   NA
          Exhibit 10.10 of the Registrant's Annual
          Report on Form 10-K filed with the SEC on October 31, 1996).

     5    Opinion of Luse Lehman Gorman Pomerenk &            9
          Schick, A Professional Corporation as to as to the legality of the Common Stock registered hereby.

     23.1 Consent of Luse Lehman Gorman Pomerenk &            9
          Schick, A Professional Corporation
          (contained in the opinion included as
          Exhibit 5).

     23.2 Consent of KPMG Peat Marwick LLP.                   11

PAGE

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 24th day of November, 1996.

                              American National Bancorp, Inc.

                                  /s/ A. Bruce Tucker
                              By: -----------------------------
                                  A. Bruce Tucker, President
                                    and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ A. Bruce Tucker
-------------------------------------
A. Bruce Tucker, President,
Chief Executive Officer and Director

/s/ Howard K. Thompson
-------------------------------------
Howard K. Thompson, Chairman of the
   Board

/s/ James M. Uveges
-------------------------------------
James M. Uveges, Senior Vice President
and Chief Financial Officer
(principal accounting officer)

/s/ Lenwood M. Ivey
-------------------------------------
Lenwood M. Ivey, Director

/s/ David L. Pippinger
-------------------------------------
David L. Pippinger, Director

/s/ Joseph M. Solomon
-------------------------------------
Joseph M. Solomon, Director

/s/ Betty J. Stull
-------------------------------------
Betty J. Stull, Director

/s/ Jimmie T. Noble
-------------------------------------
Jimmie T. Noble, Director

     The Plans. Pursuant to the requirements of the Securities Act of 1933, the Committee which administers the 1996 Stock Option Plan and the 1996 Recognition And Retention Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 24th day of November, 1996.

                              American National Bancorp, Inc.
                              1996 Stock Option Plan
                              1996 Recognition and Retention Plan

                              /s/ A. Bruce Tucker
                              -----------------------------------
                              A. Bruce Tucker, President,
                                Chief Executive Officer and
                                Director

                            EXHIBIT 5

         OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK

                          EXHIBIT 23.2

                CONSENT OF KPMG PEAT MARWICK, LLP

The Board of Directors
American National Bancorp

We consent to incorporation by reference in the registration statement on Form S-8 of American National Bancorp, Inc. of our report dated September 5, 1996, relating to the consolidated financial statements of American National Bancorp, Inc. and subsidiary as of July 31, 1996 and 1995, and for each of the years in the three-year period ended July 31, 1996, which report appears in the annual report on Form 10-K of American National Bancorp, Inc.


                                /s/ KPMG Peat Marwick, LLP



Baltimore, Maryland
November 19, 1996
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